SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 16, 2001


                              Sporting Magic, Inc.
               (Exact name of issuer as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-25247                                           95-4675095
(Commission File Number)                       (IRS Employer Identification No.)


              17337 Ventura Boulevard, Suite 224, Encino, CA    91316
                 (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (818) 784-0040

Item 1.   Changes in Control of Registrant.
          --------------------------------

     NOT APPLICABLE


Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

     NOT APPLICABLE


Item 3.   Bankruptcy or Receivership.
          --------------------------

     NOT APPLICABLE


Item 4.   Change in Registrant's Certifying Accountants
          ---------------------------------------------

     NOT APPLICABLE


Item 5.   Other Events.
          ------------

     On August 16, 2001, Registrant executed a letter of intent with China Xin Network (Canada), Inc. ("China Xin") pursuant to which Registrant and China Xin will work towards signing and closing a formal agreement regarding Registrant's acquisition of China Xin through the issuance of common stock. The letter of intent outlines a proposed transaction whereby Registrant would issue approximately 14.4 million shares of its common stock to the shareholders of China Xin Network and Registrant's current officers and directors would resign and be replaced by the officers and directors of China Xin. The letter of intent outlines a calendar of events which call for the transaction to close no later than September 30, 2001 and for a non refundable payment of $300,000 to Buddy Young, one of Registrant's officers and directors, for a stock lock up and consulting agreement.


Item 6.   Resignations of Registrant's Directors.
          --------------------------------------

     NOT APPLICABLE







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


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     NOT APPLICABLE


Item 8.   Change in Fiscal Year.
          ---------------------

     NOT APPLICABLE


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                SPORTING MAGIC, INC.
                                                   (Registrant)


Date: August 23, 2001                           By: /s/ Buddy Young
                                                   -----------------------------
                                                    Buddy Young,
                                                    President




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